GWIN, INC.
                          5092 SOUTH JONES BOULEVARD
                           LAS VEGAS, NEVADA  89118
                                (702) 967-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 2004

TO THE SHAREHOLDERS OF GWIN, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of GWIN, Inc., a Delaware corporation (the "Company"), will be held at the offices of GWIN, Inc., 5902 South Jones Boulevard, Las Vegas, Nevada 89118, on Friday, February 6, 2004, at 10:00 a.m. Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditors;

     3. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the common stock, $.0001 par value, of the Company of record at the close of business on January 9, 2004, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              DOUGLAS R. MILLER, PRESIDENT
Las Vegas, Nevada
January 9, 2004














                                  GWIN, INC.
                          5092 SOUTH JONES BOULEVARD
                           LAS VEGAS, NEVADA  89118
                                (702) 967-6000

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 2004

                              GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of GWIN, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the offices of GWIN, Inc., 5902 South Jones Boulevard, Las Vegas, Nevada 89118, on Friday, February 6, 2004, at 10:00 a.m. Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about January 12, 2004.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's common stock, $.0001 par value, with each share entitled to one vote. Only shareholders of record at the close of business on January 9, 2004, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On January 9, 2004, the Company had __________ shares of its common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.





                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's $.0001 value common stock owned beneficially, as of December 31, 2003, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, Nominee for Director, and Executive Officer and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                    Amount of
Name and Address                    Beneficial              Percentage
of Beneficial Owner (1)             Ownership               of Class
-------------------                --------------           ----------

Wayne Allyn Root                    5,006,637 (2)

Douglas R. Miller                   3,715,587 (3)

Roger Aspey-Kent                      150,000

Timothy Michael Whalley               250,000

Robert L. Seale                         -0-

Jeff Johnson                            -0-

Hollis Barnhart                       200,000 (4)

Timothy J. Keating                  4,516,739
383 Inverness Drive South
Englewood, CO  80112

Newmarket Investments plc           8,261,538 (5)
10 St. Georges Yard
Rafnham, Surrey
GU9 7LW
England

All Officers and Directors          9,322,224
as a group (7 persons)
_______________

(1) Unless otherwise noted, the address for each of the named beneficial owners is 5092 South Jones Blvd., Las Vegas, Nevada 89188.

(2) Does not include 1,400,000 shares which will vest as follows: 700,000 shares on July 31, 2004 and 700,000 shares on July 31, 2005.

(3) Includes 36,568 shares held directly by Mr. Miller; 3,505,802 shares held in the name of the Kerlee Intervivos Trust of which Mr. Miller is a beneficiary; 106,551 shares underlying currently exercisable warrants; 33,333 shares underlying convertible debentures held by Mr. Miller and 33,333 shares underlying warrants held by Mr. Miller's.

(4)  Does not include 100,000 shares which will vest during June 2004.

                                      2



(5) Includes 100,000 shares held directly by Newmarket; 4,861,538 hares underlying 5% convertible debentures held by Newmarket; 1,800,000 shares underlying warrants held by Newmarket; and 1,500,000 shares underlying options held by Newmarket.

                            ELECTION OF DIRECTORS

     The number of Directors of the Company is currently set at five (5) Directors. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the two current members of the present Board of Directors has been nominated for reelection, and the other four persons are new nominees to the Board. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                        Positions and Offices Held
       Name               Age             and Term as a Director
       ----               ---           --------------------------

Wayne Allyn Root           41           Chairman, CEO and Director since
                                        July 2001

Douglas R. Miller          56           President, COO and Director since
                                        July 2001

Roger Aspey-Kent           60           New nominee

Robert L. Seale            62           New nominee

Timothy Michael Whalley    54           New nominee


     There is no family relationship between any of the Directors or the Executive Officers of the Company.

     All directors will hold office until the next annual meeting of the Shareholders.

     The Company has no Nominating Committee, no Compensation Committee and no Audit Committee.

     The following sets forth biographical information as to the business experience of each Officer and Director of the Company for at least the last five years.
                                      3


     WAYNE ALLYN ROOT has served as our Chief Executive Officer and Chairman of our Board of Directors since our reorganization in July 2001. From 1999 to 2001, Mr. Root served as Chairman and Chief Executive Officer of our subsidiary, Global Sports Edge, Inc. From 1990 to 1999, Mr. Root served as a sports handicapper for National Sports Service. Mr. Root holds a B.A. from Columbia University.

     DOUGLAS R. MILLER has served as our President, Chief Operating Officer, Secretary and a director since our reorganization in July 2001. Mr. Miller has also served as our Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of our subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska, and an MBA degree from Stanford University.

     ROGER ASPEY-KENT has been nominated to join the Company's Board of Directors on January 1, 2004. He is currently an executive director of a property development company based in Cyprus and also a non-executive director of a technology systems company based in London. He is an executive partner of Falcon Capital which is in the venture capital business operating in various locations throughout Europe. From 1985 until 1990 he worked in general management of Credit Commercial de France, in London. From 1980 until 1985 he worked as a senior associate director of Societe Generale, Merchant Banking. While at Societe Generale he served as senior corporate finance advisor for equity strategy and he was responsible for corporate syndications in London and Southeast Asia and for aerospace business development in Asia. From 1963 until 1967 he worked as a corporate finance executive at Lazard Brothers & Co. Ltd in London where he was responsible for corporate finance activity in developing markets. Mr. Aspey-Kent currently serves as a director of EIG Technology Ltd and Marrakesh Properties Ltd.

     ROBERT L. SEALE has been nominated to join the Company's Board of Directors on January 1, 2004. Currently, Mr. Seale is a Principle with GIF Services, Inc., a Manager of Managers program managing the portfolios of state and local governments. From January 1999 until December 2002, Mr. Seale served as Managing Director of Gabelli Fixed Income, LLC where he was responsible for managing the $2.0 billion portfolio under management as a senior executive. From 1991 until 1999 he served as the Nevada State Treasurer where he was responsible for investing the State's $2.1 billion portfolio, managing the $28 billion cash flow, and debt issuance. From 1981 until 1990 he was the Managing Partner for Pangborn & Co. CPA's in Reno, Nevada. He graduated with a Bachelor of Science in Accountancy from California State Polytechnic University in 1964.

     TIMOTHY MICHAEL WHALLEY has been nominated to join the Company's Board of Directors on January 1, 2004. Mr. Whalley has served as a director and independent consultant of Pierpont, Monroe & Co. in London since 2000. Pierpont, Monroe & Co is an international banking consultancy specializing in structured and trade finance related assignments for corporate and financial institution clients. From 1997 until 1999 he served as General Manager Banking Division of Standard Bank London where his responsibilities included Global Head of Trade Finance and being a member of the credit and country risk committees. From 1993 until 1998, Mr. Whalley served as a member of the Board of the African Export-Import Bank, Cairo. From 1995 until 1997 he served as Head of Trade Finance for the Sumitomo Bank Ltd. From 1978 through 1995 he held various positions with Standard Chartered Bank. During the last two

                                      4

years he served as General Manager, Trade and Project Finance. Mr. Whalley received a BA degree in International Relations from the University of Sussex in 1971.

     The Company's Board of Directors held seven (7) meetings during the fiscal year ended July 31, 2003. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors during the time each such Director was a member of the Board.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for February 6, 2004. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President during the fiscal year ended July 31, 2003, the seven months ended July 31, 2002, and the year ended December 31, 2001, and each other executive officer who had total annual salary and bonus in excess of $100,000 during such periods.

                          SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation
                                                            ----------------------------
                       Annual Compensation Awards Payouts     Awards          Payouts
                       ----------------------------------   ----------------------------
                                                                      Securi-
                                                                      ties
                                                            Re-       Under-             All
                                                            stricted  lying       LTIP   Other
                                                            Stock     Options/    Payout Compen-
Name and Principal Position    Year  Salary     Bonus       Awards    SARs(#)     ($)    sation
---------------------------    ----  ------     -----       --------  -------      ---   ------
Wayne Allyn Root; Chairman &   2003  $175,000  $350,000(1)  2,100,000
Chief Executive Officer        2002* $ 68,000  $163,262       --
                               2001  $165,000  $227,000       --


                                                 5



Douglas R. Miller; President   2003  $175,000        --       --
                               2002* $ 92,115        --       --
                               2001  $173,845        --

Hollis Barnhart; Vice          2003  $150,000  $123,929    300,000
     President- Sales          2002* $ 87,500  $ 37,304       --
                               2001  $150,000  $ 71,167       --
________________

* Seven months ending July 31, 2002.

(1) Bonus Compensation for Mr. Root in 2003 includes  $161,250 earned but not paid from handicapping fees.

     The following table sets forth information concerning option exercises and option holdings for the year ended July 31, 2003 with respect to our Chief Executive Officer and each of our other executive officers listed above.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR
                   ENDED JULY 31, 2003 AND OPTION VALUES
                           AS OF JULY 31, 2003

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                     EXERCISE     EXPIRATION       OPTIONS AT JULY 31,2003           AT JULY 31, 2003
NAME                 PRICE        DATE           EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                 --------     ----------     -----------   -------------    -----------  -------------
Douglas R. Miller      $1.41      May 2005         106,551              --             --            --

EMPLOYMENT AGREEMENTS

     On July 31, 2003, the Company entered into a two-year employment agreement with Wayne Allyn Root pursuant to which Mr. Root is serving as the Company's Chief Executive Officer and Chairman of the Board of Directors. His compensation includes: (a) a base salary of $175,000 per year for the first year and 10% of the Company's operating income for the second year, provided that in no event will the base salary fall below $175,000 per year or exceed $250,000; (b) handicapping fees during the first year equal to 10% of Mr. Root's handicapping fees received by the Company, not to exceed a maximum of $350,000 per year, and handicapping fees during the second year equal to the greater of $450,000 or 20% of the Company's operating income for that fiscal year; and (c) a performance bonus in the second year equal to 25% of the amount in the Company's performance pool; (d) a restricted stock grant in the amount of 2,100,000 shares of the Company's common stock where the stock vests at the rate of 700,000 shares per year with the first 700,000 shares vesting on July 31, 2003; (e) compensation in the event of a change in ownership or control of the Company, either friendly or hostile, which includes a minimum annual base salary of $250,000, the handicapping fee of 12% versus the 10% described above, and the ceiling will be removed, and all unvested shares will immediately vest; and other employee benefits provided to senior executives of the Company. The agreement also includes an agreement to indemnify Mr. Root, non-compete provisions and provision regarding payments in the event of termination of Mr. Root's employment. As consideration for the issuance of the 2,100,000 restricted shares, Mr. Root surrendered all written options and warrants which were issued to him prior to July 31, 2003.

EQUITY INCENTIVE PLAN

     On June 14, 2002, the Board approved a resolution adopting and approving an Equity Incentive Plan (the "Plan"), reserving 3,000,000 shares of common stock for issuance under the Plan. On June 18, 2002, the consenting stockholders signed a consent, whereby they approved the adoption of the Plan. Under the Plan, options may be issued to directors, officers, key employees, consultants, agents, advisors, and independent contractors who are in a position to contribute materially to the prosperity of GWIN. The Plan provides for the issuance of both incentive stock options, or ISOs, and non-qualified stock options, or NQSOs. ISOs are issued to employees and NQSOs are generally issued to non-employees. The number of shares that are subject to ISOs is limited to the discretion of the Board.

     Our board administers the Plan but may delegate such administration to a committee, which shall consist of at least two members of the board. The board or the committee has the authority to determine the number of options to be granted, when the options may be exercised and the exercise price of the options, provided that the exercise price may never be less than the fair market value of the shares of the common stock on the date the option is granted, or 110% in the case of any employee who owns more than 10% of the combined voting power or value of all classes of stock. Options may be granted for terms not exceeding ten years from the date of the grant, except for options granted to persons holding in excess of 10% of the common stock, in which case the options may be granted for a term not to exceed five years from the date of the grant.

     The board believes that the Plan will provide greater flexibility in structuring compensation arrangements with management, consultants and employees, and will provide an equity incentive for those who are awarded shares under the Plan. The issuance of common stock as an award under the Plan may have a financially dilutive effect depending on the price paid for such shares, and an absolute dilutive effect due to the increase in issued and outstanding shares.

     During the fiscal year ended July 31, 2003, we issued 1,500,000 options under the Plan to Newmarket Investment PLC with an exercise price of $.50 per share, and we issued 310,000 options to employees of the Company with an exercise price of $0.27 per share.

                         EQUITY COMPENSATION PLAN INFORMATION

Plan category   Number of securities   Weighted Average     Number of securities
                to be issued upon ex-  exercise price of    remaining available
                exercise of outstand-  outstanding options  for future issuance ing options, warrants  warrants and rights
                and rights
--------------  ---------------------  -------------------  --------------------
Equity compen-
sation plans
approved by
securityholders         1,140,000                 $ 0.80              2,144,000
--------------------------------------------------------------------------------
Equity compen-
sation plans
not approved by
securityholders            -0-                      -0-                  -0-
--------------------------------------------------------------------------------
Total                   1,140,000                 $ 0.80              2,144,000


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In September 2002, we entered into an agreement with Newmarket Investments, plc ("Newmarket"), an existing convertible debenture holder, which provided that Newmarket invest an additional $700,000 in the Company by amending the existing $500,000 convertible debenture held by Newmarket to reflect a principal amount of $1,200,000. The Anti-Dilution provisions on the combined $1,200,000 convertible debenture provide that 5,802,199 additional shares be issued upon conversion. The total Newmarket convertible debenture shares upon conversion will be 9,230,308. In addition, the Company agreed to exchange an existing warrant held by Newmarket to acquire 1,000,000 shares of common stock at $1.00 per share for a warrant to acquire 3,000,000 shares of common stock at $0.13 per share. This Warrant expires on August 31, 2005. Newmarket also extended an unsecured standby credit facility of $250,000 with a 16% annual interest rate, and payable on March 31, 2003. We were in default and owed $100,000 principal and interest of $31,023 as of October 14, 2003. In connection with these transactions, we also issued to Newmarket a three year option to purchase 1,500,000 shares at a price per share of $0.50. The option expires July 31, 2006. Simon Hayes, a director of the Company from December 2002 until October 8, 2003, is a Director of Newmarket.

     In 2001, the Company sold 64,000 units consisting of one share of Series C Convertible Preferred stock and one warrant exercisable at $1.00 for an additional share of Series C stock for a price of $1,500,000. The base conversion rate was adjusted in the quarter ended October 31, 2001. In the quarter ended October 31, 2002, there was an additional adjustment to the conversion rate resulting from anti-dilution provisions in the purchase agreement. In April 2003 all of the Series C Convertible Preferred stockholders converted their shares to 10,000,000 Common shares and they continue to hold warrants to purchase 1,910,000 shares of common stock at $1.00 per share. These warrants expire on July 10,2004. Approximately one-third of these shares were issued to Mr. Keating and affiliates of Mr. Keating.

     In connection with the reorganization and sale of Series C preferred stock in July 2001, Keating Investments, LLC received a placement fee of $150,000 for services rendered in connection with the private placement of our Series C preferred stock. Timothy J. Keating, a Director of our company from August 1999 until October 8, 2003, and our former President and Chief Executive Officer, is the Managing Member and President of Keating Investments, LLC. This fee represents 10% of the amount of gross proceeds from the placement.

     On September 4, 2001, we sold to Keating Partners, L.P., for an aggregate purchase price of $200,000, a total of 400,000 shares of our common stock, together with a warrant to purchase an additional 400,000 shares at an exercise price of $1.00 per share expiring on August 31, 2004. This transaction triggered the anti-dilution adjustment provisions of our Series C preferred stock, of which 36,694 shares were beneficially owned by Mr. Keating, resulting in an adjustment in the conversion rate for the Series C preferred stock from 31.25 to 46.875 shares of common stock for every one share of Series C preferred stock.

     In September 2001, we entered into a 4-year financial advisory agreement with Keating Investments, LLC. In consideration for the services to be rendered pursuant to this agreement, we issued Keating Investments, LLC a warrant to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share, exercisable until September 10, 2006. The cost of this agreement has been recorded at $240,000 and is being charged to operations over 48 months. In March 2003, we negotiated a settlement with Keating Investments pursuant to which we issued 218,916 shares of common stock in exchange for the outstanding warrants and consulting services which has been performed for the Company.

     In November 2001, we borrowed money from and entered into note payable agreements with Mr. Root, an officer and director, and Mr. Keating, a former director, for $50,000 each which accrue interest at 12% annually. At July 31, 2003, we had a principal balance of $100,000 outstanding under these agreements with accrued interest of $19,496.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Moore Stephens, P.C. audited the financial statements of the Company for the seven months ended July 31, 2002, and the year ended December 31, 2001, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Moore Stephens, P.C., the appointment of auditors will be reconsidered by the Board of Directors.

     For reasons described below, Moore Stephens, P.C. did not audit the financial statements for the year ended July 31, 2003, and the firm of Demetrius & Company did the audit.

     It is expected that representatives of Moore Stephens, P.C. will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders. The Company does not expect representatives of Demetrius & Company to attend the meeting.

     RECENT CHANGE IN CERTIFYING ACCOUNTANTS. On October 30, 2003, Moore Stephens, P.C. resigned as the independent accountants because their application with the Public Company Accounting Oversight Board (the "PCAOB") was still pending approval. Moore Stephens P.C. was unable to legally provide an audit report for the year ended July 31, 2003 to be included on Form 10-KSB for submission to the Securities and Exchange Commission until the application with the PCAOB was accepted. Moore Stephens, P.C. was unable to estimate when the PCAOB would complete its review process, and therefore resigned. Subsequently on October 30, 2003, the Company engaged Demetrius & Company as its independent accountants for the fiscal year ended July 31, 2003.

     Moore Stephens, P.C.'s reports on the Company's financial statements for the seven-month period ended July 31, 2002 and each of the two years in the period ended December 31, 2001, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, they did include a paragraph concerning uncertainties relating to the Company's ability to continue as a going concern.

     The Company's Board of Directors made the decision to engage Demetrius & Company.

     In connection with the prior audits for the seven-month period ended July 31, 2002 and each of the two years in the period ended December 31, 2001, and from July 31, 2002 to October 30, 2003, there have been no disagreements with Moore Stephens P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     The Company did not consult with Demetrius & Company with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

     On December 17, 2003, the PCAOB approved the application of Moore Stephens, P.C. for registration with the PCAOB.

     AUDIT FEES. The fees billed for professional services rendered by Moore Stephens, P.C. for the audit of the Company's financial statements for the seven months ended July 31, 2002, for work done relating to the audit for the year ended July 31, 2003, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year and the seven months ended July 31, 2002, and for services provided in connection with a registration statement filed during such periods, amounted to $84,475.

     The fees billed for professional services rendered by Demetrius & Company for the audit of the Company's financial statements for the year ended July 31, 2003 amounted to $10,000.

     AUDIT-RELATED FEES. The fees billed in each of the last two fiscal years for assurance and related services by Moore Stephens, P.C. that are reasonably related to the performance of the audit or review of the Company's financial statements amounted to $7,854. These services consisted of research and conferences regarding revenue recognition issues, and attendance at audit committee and board of directors meetings.

     TAX FEES. The aggregate fees billed by Moore Stephens, P.C. during the fiscal year ended July 31, 2003, and during the seven months ended July 31, 2002, for tax compliance, tax advice and tax planning amounted to $2,995. Demetrius & Company has never billed the Company for any such services.

     ALL OTHER FEES. During the last two fiscal years, neither Moore Stephens, P.C. nor Demetrius & Company billed the Company for any non-audit services other than those described above.

               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has unanimously adopted a resolution proposing that the number of authorized shares of Common Stock be increased from 100,000,000 to 150,000,000. The Company currently has _________ shares of its Common Stock issued and outstanding. The Board has proposed a substantial increase in authorized Common Stock. Such an increase is designed to provide maximum flexibility to the Company's management. These additional shares, if issued, will have a substantial dilutive effect on present shareholders.

     Management believes that the proposed amendment to the Fourth Article of the Certificate of Incorporation will provide several long-term advantages to the Company and its shareholders. The passage of the Proposal might enable the Company to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit. With the limited number of shares currently available for such uses, it may become impracticable for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding certain shareholders' meetings.

     The Company has no specific plans or proposals for the use of the additional shares, the authorization of which is sought hereby.

VOTE REQUIRED AND BOARD RECOMMENDATIONS

     The affirmative vote of a majority of the shares represented at the meeting will be required to approve the proposed Amendment to the Certificate of Incorporation to increase the authorizes shares of Common Stock.

     The Board of Directors recommends a vote FOR the proposed Amendment to the Certificate of Incorporation.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal by a shareholder intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received at the offices of the Company, 5092 South Jones Boulevard, Las Vegas, Nevada 89118, a reasonable amount of time prior to the mailing of the proxy statement for that meeting in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                    DOUGLAS R. MILLER, PRESIDENT
Las Vegas, Nevada
January 9, 2004

P R O X Y
                                  GWIN, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Douglas R. Miller with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of GWIN, Inc. held of record by the undersigned on January 9, 2004, at the Annual Meeting of Shareholders to be held on February 6, 2004, or any adjournment thereof.

    1.   Election of Directors:

         [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

            Wayne Allyn Root               Douglas R. Miller
            Roger Aspey-Kent               Robert L. Seale
            Timothy Michael Whalley

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above and initial.]

     2. The ratification of the appointment of Moore Stephens, P.C., as the Company's independent auditors.

          [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

          [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     4. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2004.
                                  _________________________________________

                                  _________________________________________
                                       Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GWIN, Inc. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.